EXHIBIT 4.3.1

DATED	5 November 2015

MIMECAST LIMITED

(a company incorporated in Jersey)

and

MIMECAST LIMITED

(a company incorporated in England and Wales)

and

THE SHAREHOLDERS

REGISTRATION RIGHTS AGREEMENT

relating to Mimecast Limited (Jersey) and Mimecast Limited (England and Wales)

5 New Street Square | London EC4A 3TW Tel +44 (0)20 7300 7000 Fax +44 (0)20 7300 7100 DX 41 London www.taylorwessing.com

THIS DEED is made on	5 November 2015

BETWEEN

(1)	MIMECAST LIMITED (company number 119119) whose registered office is at 22 Grenville Street, St Helier, Jersey JE4 8PX (“Newco”);

(2)	MIMECAST LIMITED (company number 4698693) whose registered office is at 6th Floor, Citypoint, One Ropemaker Street, London EC2Y 9AW (the “Company”); and

(3)	the holders of shares in the capital of the Company listed in schedule 1 (the “Shareholders”).

INTRODUCTION

(A)	On 18 September 2012 the Company and the Shareholders entered into a registration rights agreement (the “Original Registration Rights Agreement”).

(B)	Newco made an offer on 20 October 2015 to the Shareholders and all other holders of shares in the capital of the Company to purchase, pursuant to an offer circular of the Company (the “Circular”), their entire issued share capital of the Company in exchange for shares in the capital of Newco (the “Offer”).

(C)	On the terms and conditions set out in this deed, the Company and the Shareholders wish to terminate the Original Registration Rights Agreement and Newco and the Shareholders wish to enter into an agreement similar to the Original Registration Rights Agreement.

AGREED TERMS

1.	Termination of the Original Registration Rights Agreement

1.1	Conditional only upon completion of the Offer in accordance with its terms, the Company and the Shareholders absolutely and irrevocably agree that the Original Registration Rights Agreement shall be terminated without the need for further notice by any of them.

1.2	Termination of the Original Registration Rights Agreement in accordance with this clause 1 shall not release or discharge a party from any liabilities, actions, claims, proceedings and demands of whatever nature (actual or contingent, present or future) which at the time of termination have already accrued to any other party or which thereafter may accrue in respect of any act or omission prior to such termination.

2.	Entry into the Newco Registration Rights Agreement

Conditional only upon completion of the Offer in accordance with its terms, Newco and the Shareholders absolutely and irrevocably agree that the Original Registration Rights Agreement shall be effective as between them as though references therein to “Mimecast Limited” or “the Company” were to Newco (the “Newco Registration Rights Agreement”). For the avoidance of doubt:

(a)

it is the parties’ intention that the Newco Registration Rights Agreement shall be in respect of the rights and obligations relating to Newco or as between them and the Newco following the date of completion of the Offer in accordance with its terms, and accordingly references in the Newco Registration Rights Agreement to rights and obligations prior to such date (which were relevant in the context of the Original Registration Rights Agreement only) shall be ignored; and

(b)	references in the Newco Registration Rights Agreement to:

(i)	“A Ordinary Shares” shall be to the A ordinary shares of $0.002 each in the capital of Newco;

(ii)	“Founder Shares” shall be to the founder ordinary shares of $0.002 each in the capital of Newco;

(iii)	“Series A Preferred Shares” shall be to the convertible series A preferred shares of $0.002 each in the capital of Newco; and

(iv)	“Series B Preferred Shares” shall be to the series B preferred shares of $0.002 each in the capital of Newco.

3.	Further assurances

At any time after the date of this deed each party shall, and shall use its best endeavours (consistent with accepted commercial practice) to procure that any necessary third party associated with it shall, at the sole cost and expense of that party, execute and deliver all such deeds and documents in a form reasonably satisfactory to the other parties and do such matters, acts and things as may reasonably be required for the purpose of giving effect to the intention set out in clause 2(a).

4.	Counterparts

4.1	This deed may be executed in any number of counterparts which together shall constitute one deed. Any party may enter into this deed by executing a counterpart and this deed shall not take effect until it has been executed by all parties.

4.2	Delivery of an executed signature page of a counterpart by facsimile transmission or in Adobe™ Portable Document Format (PDF) sent by electronic mail shall take effect as delivery of an executed counterpart of this deed. If either method is adopted, without prejudice to the validity of such deed, each party shall provide the others with the original of such page as soon as reasonably practicable thereafter.

5.	Governing law and jurisdiction

This deed (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this deed or its formation) shall be governed by and construed in accordance with English law, and the parties submit to the exclusive jurisdiction of the courts of England in connection with any such dispute, controversy, proceedings or claim.

This deed has been executed and delivered by each of the parties as a deed on the date first written on the front page of this deed.

EXECUTED and DELIVERED as a DEED	)
by INSIGHT VENTURE PARTNERS VII, L.P.	)
By: its General Partner	)
Insight Venture Associates VII, L.P.	)	/s/ illegible
By: its General Partner	)	Director / Authorised Signatory
Insight Venture Associates VII, Ltd.

EXECUTED and DELIVERED as a DEED	)
by INSIGHT VENTURE PARTNERS (CAYMAN))
VII, L.P.	)
By: its General Partner	)
Insight Venture Associates VII, L.P.	)	/s/ illegible
By: its General Partner	)	Director / Authorised Signatory
Insight Venture Associates VII, Ltd.

EXECUTED and DELIVERED as a DEED	)
by INSIGHT VENTURE PARTNERS VII	)
(CO-INVESTORS), L.P.	)
By: its General Partner	)
Insight Venture Associates VII, L.P.	)	/s/ illegible
By: its General Partner	)	Director / Authorised Signatory
Insight Venture Associates VII, Ltd.

EXECUTED and DELIVERED as a DEED	)
by INSIGHT VENTURE PARTNERS	)
(DELAWARE) VII, L.P.	)
By: its General Partner	)
Insight Venture Associates VII, L.P.	)	/s/ illegible
By: its General Partner	)	Director / Authorised Signatory
Insight Venture Associates VII, Ltd.

EXECUTED and DELIVERED as a DEED	)
by INSIGHT VENTURE PARTNERS	)
COINVESTMENT FUND II, L.P.	)
By: its General Partner	)
Insight Venture Associates Coinvestment II, L.P.	)	/s/ illegible
By: its General Partner	)	Director / Authorised Signatory
Insight Holdings Group, LLC

EXECUTED and DELIVERED as a DEED	)	/s/ Edward Thorogood
by INDEX VENTURES V (JERSEY), L.P.	)	Edward Thorogood, Alternate Director
By: its Managing General Partner:	)
Index Venture Associates V Limited	)	/s/ Sinead Meehan
	)	Sinead Meehan

EXECUTED and DELIVERED as a DEED	)
by INDEX VENTURES V PARALLEL	)	/s/ Edward Thorogood
ENTREPRENEUR FUND (JERSEY), L.P.	)	Edward Thorogood, Alternate Director
By: its Managing General Partner:	)
Index Venture Associates V Limited	)	/s/ Sinead Meehan
	)	Sinead Meehan

EXECUTED and DELIVERED as a DEED	)
by YUCCA (JERSEY) SLP	)
)
By: Elian Employee Benefit	)
Services Limited as Authorised Signatory	)
of Yucca (Jersey) SLP in its capacity as	)	/s/ illegible
administrator of the Index Co-Investment Scheme	)	Authorised Signatory – Elian Employee
	)	Benefit Services Limited

EXECUTED and DELIVERED as a DEED	)	/s/ Norman Fiore
By DAWN ENTERPRISE CAPITAL	)	Authorised Signatory
FUND LP acting by its general partner	)
DAWN CAPITAL LLP	)
	)	/s/ Haakon Overli
	)	Authorised Signatory

EXECUTED and DELIVERED as a DEED	)	/s/ illegible
By DAWN MIMECAST	)	Director Clambake Limited
(II) HOLDINGS LIMITED	)
)
	)	/s/ illegible
	)	Director/Secretary Cellar Limited

EXECUTED and DELIVERED as a DEED		)
by PETER BAUER in the		)	/s/ Peter Bauer
presence of:		)

witness signature	/s/ Michelle L. Anzivino

witness name	Michelle L. Anzivino

witness address

witness occupation

EXECUTED and DELIVERED as a DEED		)
by NEIL MURRAY in the		)	/s/ Neil Murray
presence of:		)

witness signature	/s/ Sharon Boniface

witness name	Sharon Boniface

witness address

witness occupation

EXECUTED and DELIVERED as a DEED		)	/s/ illegible
By BUTTERWORTH TRUST		)	Trustee
)
)
		)	/s/ illegible
		)	Trustee

EXECUTED and DELIVERED as a DEED		)	/s/ Peter Campbell
By MIMECAST LIMITED acting by a director		)	Director
in the presence of:		)

witness signature	/s/ Michelle L. Anzivino

witness name	Michelle L. Anzivino

witness address

witness occupation

EXECUTED and DELIVERED as a DEED		)	/s/ Peter Campbell
By MIMECAST LIMITED		)	Director

SCHEDULE 1

THE SHAREHOLDERS

Peter Bauer

78 Main Street

Southborough, MA 01772

Neil Murray

Stoke Gap House

Ashton Road

Stoke Bruerne

Northamptonshire

NN12 7AM

Butterworth Trust

Rock House

Sark

GY9 0SD

Dawn Enterprise Capital Fund LP

C/o Dawn Capital LLP

14 Buckingham Street

London

WC2N 6DF

Dawn Mimecast (II) Holdings Limited

PO Box 3175

Road Town

Tortola

British Virgin Islands

Index Ventures V (Jersey), L.P.,

Index Ventures Associates V Limited

Whiteley Chambers

Don Street

St. Helier

Jersey

JE4 9WG

Channel Islands

Index Ventures V Parallel Entrepreneur Fund (Jersey), L.P.

Index Ventures Associates V Limited

Whiteley Chambers

Don Street

St. Helier

Jersey

JE4 9WG

Channel Islands

Yucca (Jersey) SLP

C/o Elian Employee Benefit Services Limited

44 Esplanade

St. Helier

Jersey

JE4 9WG

Channel Islands

For the Attention of Giles Johnstone - Scott

With copies to:

Index Venture S.A.

2 rue de Jargonnant

1207 Geneva

Switzerland

Fax: +41 22 737 0099

Attention: Andre Dabois

Email: andre@indexventures.com

Insight Venture Partners VII, L.P.

680 Fifth Avenue

New York, NY 10019

Insight Venture Partners (Cayman) VII, L.P.

680 Fifth Avenue

New York, NY 10019

Insight Venture Partners VII (Co-Investors), L.P.

680 Fifth Avenue

New York, NY 10019

Insight Venture Partners (Delaware) VII, L.P.

680 Fifth Avenue

New York, NY 10019

Insight Venture Partners Coinvestment Fund II, L.P.

680 Fifth Avenue

New York, NY 10019